Exhibit 99.1

For more information contact:

Bill Slater	Ellen Brook
Chief Financial Officer	Stapleton Communications Inc.
(408) 428-7801	(650) 470-0200
bslater@symmetricom.com	ellen@stapleton.com

SYMMETRICOM REPORTS FISCAL 4th QUARTER and FY2004 RESULTS

Fourth Quarter Revenue Up 34 Percent Year-Over-Year; Fifth Quarter of Sequential Revenue

Growth

SAN JOSE, Calif. — July 29, 2004 — Symmetricom, Inc. (NASDAQ:SYMM), a leading worldwide supplier of atomic clocks and network synchronization and timing solutions, today reported results for its fiscal fourth quarter and fiscal year ended June 30, 2004.

Fiscal fourth quarter revenue was $49.7 million, an increase of $5.9 million, or 13.5 percent, over prior quarter revenue of $43.7 million, and an increase of $12.7 million, or 34.5 percent, over the same period last year. The net earnings from continuing operations for the fiscal fourth quarter was $2.1 million, or $0.05 per diluted share, which includes a pre-tax charge of $956,000 for costs related to lease impairment and environmental remediation of facilities that were previously owned by Datum and TrueTime, partially offset by the sale of obsolete Datum inventory. Net earnings from continuing operations for the prior quarter were $1.8 million, or $0.04 per diluted share. For the same period last year, the company posted a net loss from continuing operations of $6.5 million, or $(0.15) per share, which included a pre-tax charge of $4.4 million for integration and restructuring costs, partially offset by a favorable adjustment in goodwill impairment.

For the fiscal year ended June 30, 2004, revenue was $172.8 million, an increase of $40.8 million, or 30.9 percent, over the prior year. The net loss from continuing operations for fiscal 2004 was $2.3 million, or $(0.05) per share, which includes a pre-tax charge of $8.5 million for various acquisition-related restructuring and integration costs. The company posted a net loss from continuing operations for the prior fiscal year of $34.3 million, or $(0.96) per share, which included pre-tax acquisition-related restructuring costs and charges of $25.3 million. Comparison of full year revenue and net loss results may not be meaningful as prior year results do not include full period results for Datum and TrueTime, which were both acquired in October 2002.

“Business activity in our fiscal fourth quarter was very strong, resulting in sequential revenue growth in all of our business segments and the fifth consecutive quarter of overall revenue growth,” said Tom Steipp, president and CEO of Symmetricom. “We made continuing improvements in gross margin and generated $11.4 million in cash, bringing our cash balances to $47.6 million.

“As for the year, we significantly reduced infrastructure costs and expanded revenue while successfully completing the integration of Datum and TrueTime. As a result, we returned Symmetricom to profitability in the third quarter,” continued Steipp. “A substantial part of this year’s growth has come from our unique position within the installed base and our ability to support the wireline synchronization upgrade cycle. We will continue to focus on this as a major opportunity going forward.”

Fiscal Year 2004 Highlights

•	Five quarters of sequential revenue growth

•	Returned to profitability and positive cash flow in the fiscal third quarter

•	Three independent operators have initiated the upgrade of their wireline synchronization networks

•	Gross margin improved to 40.5% in the fiscal fourth quarter versus 31.0% for the same period last year

•	Upgraded the Quality Assurance program to TL 9000 certification for San Jose and Puerto Rico facilities

Outlook for Q1 FY05

Symmetricom expects fiscal first quarter FY05 revenue to be within a range of $48 million and $53 million. The company expects earnings per share to be between $0.04 and $0.08 per share.

INVESTOR CONFERENCE CALL

As previously announced, management will hold a conference call to discuss these results today, July 29, 2004 at 1:30 p.m. Pacific Time. Those wishing to join should dial 517-319-9285, passcode “Symmetricom”. Please reference the conference leader: Thomas Steipp. A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com or www.vcall.com. A replay of the call will be available for one week. To access the replay, please dial 866-388-5361.

About Symmetricom

Symmetricom, Inc. is a leading worldwide supplier of atomic clocks and network synchronization and timing solutions. The company designs, manufactures, markets and provides services for wireline and wireless synchronization; space, defense and aerospace systems; network time servers; as well as G.shdsl-based broadband network equipment for the telecom, government and enterprise markets. Symmetricom is based in San Jose, California. For more information visit http://www.symmetricom.com.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of future revenue and earnings. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products or test and measurement products, ability to maintain and improve gross margins, timing of orders, cancellation or delay of customer orders, difficulties in manufacturing products to specification or customer volume requirements, customer acceptance of new products, customer delays in qualification and field trials of key new products, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including but not limited to, the report on Form 10-K for the year ended June 30, 2003 and subsequent Form 10-Q and Form 8-K filings.

Note: Financial schedules attached.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Twelve months ended June 30,
	2004	2003	2004	2003
Net revenue	$49,668	$36,938	$172,847	$132,049
Cost of products and services	28,379	22,874	101,410	80,314
Amortization of purchased technology	971	1,065	3,911	3,104
Write-off of Telmax royalty	—	—	—	567
Integration and restructuring charges	221	1,530	5,862	1,733

Gross Profit	20,097	11,469	61,664	46,331
Operating Expenses:
Research and development	4,172	6,687	16,772	21,468
Selling, general and administrative	12,638	14,490	45,525	46,744
Amortization of intangibles	219	218	838	1,171
Integration and restructuring charges	735	3,480	2,625	6,711
Impairment (recovery) of goodwill	—	(612)	—	14,723
Acquired In-process research and development	—	—	—	1,561

Operating income (loss)	2,333	(12,794)	(4,096)	(46,047)
Loss on investments	—	—	—	(450)
Interest income	48	109	308	625
Interest expense	(137)	(163)	(585)	(628)

Earnings (loss) before income taxes	2,244	(12,848)	(4,373)	(46,500)
Income tax provision (benefit)	121	(6,362)	(2,123)	(12,153)

Net earnings (loss) from continuing operations	2,123	(6,486)	(2,250)	(34,347)
Earnings (loss) from discontinued operations, net of tax	30	(13,786)	13	(14,970)

Net earnings (loss)	$2,153	$(20,272)	$(2,237)	$(49,317)

Earnings (loss) per share - basic:
Earnings (loss) from continuing operations	$0.05	$(0.15)	$(0.05)	$(0.96)
Loss from discontinued operations	—	(0.33)	—	(0.42)

Net earnings (loss)	$0.05	$(0.48)	$(0.05)	$(1.38)

Weighted average shares outstanding - basic	44,607	42,182	43,691	35,645

Earnings (loss) per share - diluted:
Earnings (loss) from continuing operations	$0.05	$(0.15)	$(0.05)	$(0.96)
Loss from discontinued operations	—	(0.33)	—	(0.42)

Net earnings (loss)	$0.05	$(0.48)	$(0.05)	$(1.38)

Weighted average shares outstanding - diluted	46,047	42,182	43,691	35,645

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2004	June 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$34,213	$32,284
Restricted cash	—	3,396
Short-term investments	13,398	735
Accounts receivable, net	28,941	23,776
Inventories, net	27,877	29,070
Prepaids and other current assets	9,720	13,853

Total current assets	114,149	103,114
Property, plant and equipment, net	27,936	31,222
Goodwill, net	49,248	50,200
Other intangible assets, net	14,665	19,128
Deferred taxes and other assets	36,132	29,726
Note receivable from employee	500	500

Total assets	$242,630	$233,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,372	$12,246
Accrued compensation	9,661	12,191
Accrued warranty	3,194	4,021
Other accrued liabilities	12,506	10,528
Current maturities of long-term obligations	1,128	996

Total current liabilities	41,861	39,982
Long-term obligations	8,827	10,057
Deferred income taxes	418	419

Total liabilities	51,106	50,458

Stockholders’ equity:
Common stock	169,333	159,194
Stockholder note receivable	(555)	(555)
Accumulated other comprehensive loss	(1)	(178)
Deferred compensation	(1,120)	(1,133)
Retained earnings	23,867	26,104

Total stockholders’ equity	191,524	183,432

Total liabilities and stockholders’ equity	$242,630	$233,890